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                                                                   EXHIBIT 10.11


                           THE ADVISORY BOARD COMPANY

                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN


        1. ESTABLISHMENT AND PURPOSE OF THE PLAN. That certain Continuing Stock-Based Incentive Plan (the "Continuing Plan") was originally established by The Advisory Board Company, a Maryland corporation (the "Company"), as of March 1, 1994. The Continuing Plan was, in part, adopted to document and reflect ownership interests in the Company previously offered to the Optionees (as defined below). This 1997 Stock-Based Incentive Compensation Plan (the "Plan") modifies, amends and restates the Continuing Plan. The Plan's purpose is to provide Eligible Employees with an increased economic and proprietary interest in the Company in order to encourage the Optionees' contributions to the success and progress of the Company. The Plan is designed to provide for the grant of options ("Options") that will not qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended.

        2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of stock that may be subject to Options granted hereunder shall not exceed 400,000 shares of the capital stock, one cent ($0.01) par value (the "Stock"), of the Company, subject to adjustment under Section 10 hereof. The Stock that may be subject to Options granted may be authorized and unissued Stock or Stock reacquired by the Company and held as treasury stock. Such Stock may be redeemable stock and may be non-voting stock or non-voting stock convertible into voting stock after a public offering in the sole discretion of the Chairman of the Board of Directors of the Company or his designee. If any Option granted under the Plan is canceled without the Optionee having received any benefit of ownership, the number of shares subject to such Option that have not been exercised prior to the Option's cancellation may again be optioned hereunder, subject to the limitations of Sections 2 and 11 of the Plan.

        3. ELIGIBILITY. Persons who shall be eligible for grants of Options hereunder ("Eligible Employees") shall be those employees of the Company who are members of a select group of management or other key employees that the Committee may from time to time designate to participate under the Plan ( "Optionees") through grants of Options.

        4. OPTIONEE'S AGREEMENT. The terms upon which Options are granted shall be evidenced by a written agreement executed by the Company and the Optionee to whom Options are granted (the "Optionee's Agreement"). The Options shall be subject to the terms and restrictions contained in the Optionee's Agreement.

        5. STOCKHOLDERS' AGREEMENT. Stock issued pursuant to Options shall also be subject to the terms and restrictions contained in a Stockholders' Agreement related to the Company. The Stockholders' Agreement may contain such terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. A copy of the Stockholders Agreement shall be delivered to the Optionee at the time of grant.


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        6. ADMINISTRATION OF THE PLAN.  The Plan shall be administered by a committee (the "Committee") appointed by David G. Bradley. If no persons are designated by David G. Bradley to serve on the Committee, the Plan shall be administered by David G. Bradley and all references herein to the Committee shall refer to David G. Bradley. David G. Bradley shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

        All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, in construing and interpreting the Plan, the rules and regulations, and the agreements and other instruments evidencing Options granted under the Plan, and in making all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Employees. Notwithstanding the foregoing, any dispute arising under any Optionee's Agreement shall be resolved pursuant to the dispute resolution mechanism set forth in such Agreement.

        Subject to the express provisions of the Plan, the Committee shall determine the number of shares of Stock subject to grants or issuances and the terms thereof, including the provisions relating to the exercisability of Options and the termination and/or forfeiture of Options under the Plan.

        7. TERMS AND CONDITIONS OF OPTIONS. No Option shall be granted for a term beyond May 1, 2009. The Committee shall have full and sole discretion to determine the exercisability of the Options under the Plan. The Optionee's Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan.

        8. EXERCISE PRICE OF OPTIONS. The exercise price for each Option granted hereunder shall be set forth in the applicable Optionee's Agreement.

        Payment for Stock purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise. At its sole discretion on an individual basis, the Committee may permit payment or agree to permit payment by such other alternative means as may be lawful, including (but not limited to) the acceptance of a promissory note secured by the number of shares of Stock then issuable upon the exercise of the Option.

        9. NONTRANSFERABILITY. Unless provided otherwise in the Optionee's Agreement, any Option granted under this Plan shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Optionees), and is exercisable during the Optionee's lifetime only by the Optionee.

        10. ADJUSTMENTS. If at any time the Stock subject to this Plan is changed into, or outstanding Stock is exchanged for, a different number or kind of shares or securities, as the


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result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options may thereafter be granted under the Plan unless waived in writing by the Optionee. The Committee also shall designate the appropriate changes that shall be made in Options under the Plan, and the Committee may do so either at the time the Option is granted or at the time of the event causing the adjustment. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options.

        11. AMENDMENT AND TERMINATION OF THE PLAN. Unless earlier terminated by the Board of Directors of the Company, the Plan shall terminate on May 1, 2009.

        The Committee may amend the Plan or any agreement issued hereunder to the extent necessary for any Option granted under the Plan to comply with applicable tax or securities laws. If the Company shall become a reporting Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and if such amendment is required under Exchange Act Rule 16b-3 or any successor or similar rule or regulation, no such action of the Committee, unless taken with or ratified by the approval of the stockholders of the Company, may materially:

        (a) increase the maximum number of shares of Stock subject to the Plan;

        (b) reduce the minimum exercise price of Options granted under the Plan;

        (c) increase the benefits accruing to Optionees under the Plan; or

        (d) modify the requirements as to eligibility for participation in the Plan.

        No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Optionee's Agreement issued hereunder shall, without the consent of the affected holder of such Option alter or impair any rights or obligations in any Option theretofore granted or issued to such holder under the Plan.

        12. NATURE OF PLAN. This Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

        13. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

        14. WITHHOLDING TAXES. The Committee may in its discretion require the Optionee to remit to the Company, prior to the delivery of any certificate or certificates for such Stock or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. At the sole discretion of the Committee on an individual

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basis, the Optionee may (i) request the Company to withhold delivery of a sufficient number of shares of Stock or a sufficient amount of the Optionee's compensation or (ii) deliver a sufficient number of previously-issued shares of Stock, to satisfy the Withholding Obligation.

        15. RIGHT OF REDEMPTION. The Committee, in its sole discretion and on an individual basis, may provide within any agreement issued hereunder the right of the Company to redeem the Options and/or the shares of Stock issued under the Plan (the "Right of Redemption"). The Right of Redemption shall be subject to such terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan.

        16. RIGHT OF SALE. The Committee, in its sole discretion and on an individual basis, may provide within any agreement issued hereunder the right of the Optionee to sell his or her Options and/or shares of Stock issued under the Plan to the Company (the "Right of Sale"). The Right of Sale shall be subject to such terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan.



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